Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-81059, 333-81053, 333-69907, 333-69899, 333-65447, 333-49113, 333-69901, 333-95791, 333-46272, 333-46274, 333-102052, 333-102053, 333-109411, 333-117065, 333-124370, 333-142435, 333-142436, 333-159674, 333-159675, 333-180814, 333-180815, 333-204027, 333-217504, 333-232177, 333-256891), of Sonic Automotive, Inc. of our report dated February 11, 2022, with respect to the consolidated financial statements of RFJ Auto Partners, Inc. and Subsidiaries, as of and for the years ended December 31, 2020 and 2019, which report is included in Sonic Automotive Inc.'s current report on Form 8-K dated February 18, 2022. Our audit report contains an emphasis of a matter paragraph that refers to the change in the accounting method for goodwill and presentation of redeemable preferred shares to be in accordance with accounting principles generally accepted in the United States of America for public business entities.

/s/ Dixon Hughes Goodman LLP
Fort Worth, Texas
February 18, 2022